Exhibit 99.1


                              N E W S R E L E A S E




January 29, 2004                                     Direct Inquiries To:
                                                     Paul O. Koether, Chairman
                                                     (908) 234-9220


        PURE WORLD ANNOUNCES PATENT ISSUED FOR NEW STERILIZATION PROCESS
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            OFFERING AN ALTERNATIVE TO IRRADIATION AND ETO TREATMENT
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     BEDMINSTER,  NEW JERSEY - PURE WORLD, INC.,  (PURW-NASDAQ) ("Pure World" or
the "Company") today announced issuance by the United States Patent and Trademark Office of the patent, number 6,682,697, entitled "Process for sterilization and disinfecting of agriculture and botanic products."

     Paul O. Koether, Pure World's Chairman, stated, "This unique sterilization technology eliminates micro contaminants from herbal powders using a unique oxidation methodology while preserving the integrity of the powder without using irradiation or Ethylene oxide (ETO) treatment. Our technology is environmentally friendly, cost effective and currently in use at our manufacturing facility."

     Pure World is a leading manufacturer of botanical products and a renowned product and process innovator in the supplement industry. Koether further stated that the Company is very excited about the issuance of this patent. "We are proud of another significant breakthrough by the highly-skilled, dedicated and motivated R&D staff at Pure World. We salute their achievement in producing this patented process."

     Pure World has 7,513,566 shares of common stock outstanding.










     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the actual results and performance in the future of the sterilization technology to be materially different from any results or performance suggested by these statements. Currently, it is not possible to predict whether the sterilization technology will be commercially accepted. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.